FOR RELEASE
February 25, 2016

Contact: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - February 25, 2016 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2015.

Fourth Quarter 2015 Results

•	Revenues were $37,497,000, as compared to $31,030,000 in the comparable prior year quarter.

•	GAAP net loss for the fourth quarter of 2015 includes a noncash goodwill impairment charge of $30,149,000 and noncash patent related impairment charges totaling $74,731,000.

•	GAAP net loss was $115,910,000, or $2.33 per diluted share, as compared to a GAAP net loss of $16,244,000, or $0.34 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income was $4,543,000, or $0.09 per diluted share, as compared to a non-GAAP net income of $1,576,000, or $0.03 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents, restricted cash and investments totaled $145,948,000 as of December 31, 2015.

Fiscal Year 2015 Results

•	Revenues were $125,037,000, as compared to revenues of $130,876,000 in the comparable prior year.

•	GAAP net loss for fiscal year 2015 includes a noncash goodwill impairment charge of $30,149,000 and noncash patent related impairment charges totaling $74,731,000.

•	GAAP net loss was $160,036,000, or $3.25 per diluted share, as compared to a GAAP net loss of $66,029,000, or $1.37 per diluted share for the comparable prior year.

•
Non-GAAP net income was $8,959,000, or $0.18 per diluted share, as compared to a non-GAAP net income of $9,328,000, or $0.18 per diluted share for the comparable prior year. See below for information regarding non-GAAP measures.

•	During fiscal year 2015 we acquired control of 3 new patent portfolios.

Elimination of Quarterly Cash Dividend

The Board of Directors of Acacia Research Corporation terminated the company’s dividend policy that provided for the discretionary payment of a total annual cash dividend of $0.50 per common share, payable in the amount of $0.125 per share per quarter, effective February 23, 2016.  The Board terminated the dividend policy due to a number of factors, including the Company’s financial performance and its available cash resources, the Company’s cash requirements and alternative uses of cash that the Board concluded would represent an opportunity to generate a greater return on investment for the Company.

Marvin Key, Acacia’s Interim Chief Executive Officer, commented, “We received approval from our Board of Directors to terminate the annual cash dividend of $0.50 per common share, payable in the amount of $0.125 per share per quarter, which is effective February 23, 2016. The Board believes this decision is advisable as the company continues to invest its cash resources in the development of new licensing and enforcement programs that will improve the company’s operating results and financial condition and enhance stockholder value. The elimination of the quarterly cash dividend will save approximately $25.4 million annually and enhance the company’s liquidity position.”
Consolidated Financial Results - Overview
Financial results and operating activities during the periods presented included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues (in thousands)	$37,497	$31,030	$125,037	$130,876
Net loss (in thousands)	$(115,910)	$(16,244)	$(160,036)	$(66,029)
Non-GAAP net income (in thousands)	$4,543	$1,576	$8,959	$9,328
Diluted loss per share	$(2.33)	$(0.34)	$(3.25)	$(1.37)
Pro forma non-GAAP net earnings per common share - diluted	$0.09	$0.03	$0.18	$0.18
New agreements executed	12	33	63	88
Licensing and enforcement programs generating revenues	14	27	30	46
New patent portfolios	1	2	3	6

Summary Consolidated Financial Results
For the Three Months and Fiscal Years Ended December 31, 2015 and 2014

Revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues (in thousands)	$37,497	$31,030	$125,037	$130,876

New revenue agreements	12	33	63	88

Fourth Quarter 2015 compared to Fourth Quarter 2014. Revenues in the fourth quarter of 2015 increased $6,467,000, or 21%, to $37,497,000, as compared to $31,030,000 in the comparable prior year quarter. In the fourth quarter of 2015, two licensees individually accounted for 64% and 19% of revenues recognized, as compared to three licensees individually accounting for 35%, 19% and 10% of revenues recognized during the fourth quarter of 2014.

Fiscal Year 2015 compared to Fiscal Year 2014. Fiscal year 2015 revenues decreased $5,839,000, or 4%, to $125,037,000, compared to $130,876,000 in fiscal year 2014. In fiscal year 2015, three licensees individually accounted for 24%, 20% and 16% of revenues recognized, as compared to two licensees each individually accounting for 22% of revenues recognized in fiscal year 2014.

Cost of Revenues (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Inventor royalties	$7,756	$4,358	$18,462	$20,670
Contingent legal fees	3,901	7,296	16,169	23,563
Total inventor royalties and contingent legal fees	$11,657	$11,654	$34,631	$44,233

Fourth quarter 2015 revenues, less inventor royalties expense and contingent legal fees expense totaled $25,840,000, or 69% of related quarterly revenues, as compared to $19,376,000, or 62% of quarterly revenues, in the comparable prior year quarter.

Fiscal year 2015 revenues, less inventor royalties expense and contingent legal fees expense totaled $90,406,000, or 72% of related fiscal year 2015 revenues, as compared to $86,643,000, or 66% of related fiscal year 2014 revenues.

Inventor royalties and contingent legal fees expenses fluctuate period to period, based on the amount of revenues recognized each period and the economic terms of the patent portfolio partnering arrangements and contingent legal fee arrangements, if any, associated with the specific patent portfolios generating revenues each period.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Litigation and licensing expenses - patents	$11,341	$8,208	$39,373	$37,614

Fourth quarter 2015 and fiscal year 2015 litigation and licensing expenses-patents increased due primarily to a net increase in litigation support and third-party technical consulting expenses associated with trials occurring or scheduled to occur during the 2015 periods presented, trials scheduled to occur in 2016, and ongoing and new licensing and enforcement programs commenced during fiscal year 2015. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Marketing, general and administrative expenses	$6,112	$7,951	$27,128	$30,439
Non-cash stock compensation expense - MG&A	2,460	4,093	11,048	18,115
Total marketing, general and administrative expenses	$8,572	$12,044	$38,176	$48,554

Marketing, general and administrative expenses, excluding non-cash stock compensation expense, decreased $1,839,000 or 23% for the quarterly periods presented, and $3,311,000 or 11% for the fiscal periods presented. The decrease for the periods presented was due primarily to a decrease in variable performance-based compensation costs, a decrease in personnel costs resulting from net staff reductions occurring during the year and a decrease in corporate administrative costs. The decrease was partially offset by an overall increase in non-recurring employee severance costs (fiscal year 2015 only).

Fourth quarter and fiscal year 2015 non-cash stock compensation expense decreased due to a decrease in the average grant date fair value for the shares expensed in the respective periods, and a decrease in the number of shares expensed during the periods, resulting from a net reduction in employee headcount and a decrease in the number of shares vesting for current employees.

Impairment Charges:

The patent portfolio impairment charges and goodwill impairment charges for the three months and year ended December 31, 2015 reflected herein are preliminary and subject to adjustment resulting from finalization of the underlying analysis in connection with the completion of our year end audit and the filing of our 2015 annual report on Form 10-K. We currently do not expect any adjustments to be material to the financial information contained herein. However, any modifications, material or otherwise, would be reflected as adjustments to the noncash impairment charges included in the statement of operations for the applicable 2015 periods included in our 2015 annual report on Form 10-K.

Impairment of Patent-Related Intangible Assets (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Impairment of patent-related intangible assets	$74,731	$931	$74,731	$3,497

Patent impairment charges increased for the fourth quarter and fiscal 2015. The impairment charges for the periods presented reflect the impact of reductions in expected estimated future net cash flows for certain portfolios and certain patent portfolios that management determined it would no longer allocate resources to in future periods. The impairment charges consisted of the excess of the asset’s carrying value over its estimated fair value as of the applicable measurement date.

Impairment of Goodwill (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Impairment of goodwill	$30,149	$—	$30,149	$—

In the fourth quarter of fiscal 2015, in conjunction with our annual goodwill impairment testing, we performed a qualitative and quantitative impairment analysis of goodwill. Based upon the difference between the implied fair value of goodwill and the historical carrying value of goodwill, due primarily to the sustained decline in the Company's stock price and adverse litigation outcomes in the fourth quarter of 2015, we recognized a goodwill impairment charge totaling $30,149,000 in the fourth quarter of 2015.

Other Operating Expenses:

Fiscal year 2015 operating expenses included expenses for court ordered attorney fees and settlement and contingency accruals totaling $4,141,000. Fiscal year 2014 operating expenses included an expense accrual for court ordered attorney fees related to matters initiated in 2010 and 2011 totaling $1,548,000.

Income Taxes:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Provision for income taxes (in thousands)	$(4,174)	$(450)	$(4,800)	$(3,912)
Effective tax rate	4%	3%	3%	6%

Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of full valuation allowances recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the periods presented.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	December 31, 2015	December 31, 2014

Cash and cash equivalents, restricted cash and investments	$145,948	$193,024
Accounts receivable	33,500	20,168
Total assets	347,901	536,348
Accounts payable and accrued expenses	17,347	14,860
Accrued patent portfolio investment costs	1,000	16,700
Royalties and contingent legal fees payable	14,878	14,351
Total liabilities	33,746	47,300

Summary Cash Flow Information:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net cash provided by (used in):
Operating activities	$(12,104)	$(9,706)	$(9,949)	$4,184
Investing activities	—	(3,827)	39,307	29,297
Financing activities	(10,448)	(6,258)	(28,601)	(25,700)

Patent Portfolio Investment Costs. Patent related upfront advances and scheduled milestone payments paid in the fourth quarter of 2015 totaled $0, as compared to $18,228,000 during the comparable prior year quarter.

Patent related upfront advances and scheduled milestone payments paid in fiscal year 2015 totaled $19,504,000, as compared to $42,746,000 in fiscal year 2014. Accrued patent portfolio investment costs totaled $1,000,000 and $16,700,000 at December 31, 2015 and 2014, respectively.

Quarterly Dividends Paid. Cash outflows from financing activities included cash dividends to shareholders totaling $25,434,000 and $25,039,000 for fiscal year ended December 31, 2015 and 2014, respectively. Refer to our website for IRS Form 8937 information related to the distributions.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, intangible asset impairment charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges, intangible asset impairment charges, and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent portfolio investment payments and intangible asset impairment charges, and estimates inherent in the capitalization and amortization or patent costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization and intangible asset impairment charges, allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, intangible asset impairment charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-

cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization and intangible asset impairment charges reflect the cost of certain patent portfolio investments, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio or written-off, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
_____________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (877) 795-3604 for domestic callers and (719) 325-4879 for international callers, both of whom will need to enter the conference ID 961941 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments relating to the licensing and enforcement of patent rights and/or intellectual property rights in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent and forthcoming Current Reports on Form 8-K, and other SEC filings discuss some of the important risks that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risks affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(3)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues	$37,497	$31,030	$125,037	$130,876
Operating costs and expenses:
Cost of revenues:
Inventor royalties	7,756	4,358	18,462	20,670
Contingent legal fees	3,901	7,296	16,169	23,563
Litigation and licensing expenses - patents	11,341	8,208	39,373	37,614
Amortization of patents	13,113	12,796	53,067	53,745
Marketing, general and administrative expenses (including non-cash stock compensation expense of $2,460 and $11,048 for the three months and year ended December 31, 2015, respectively, and $4,093 and $18,115 for the three months and year ended December 31, 2014, respectively)	8,572	12,044	38,176	48,554
Research, consulting and other expenses - business development	860	637	3,391	3,840
Impairment of patent-related intangible assets	74,731	931	74,731	3,497
Impairment of goodwill	30,149	—	30,149	—
Other	250	—	4,141	1,548
Total operating costs and expenses	150,673	46,270	277,659	193,031
Operating loss	(113,176)	(15,240)	(152,622)	(62,155)

Total other expense	—	(451)	(56)	(595)
Loss from operations before provision for income taxes	(113,176)	(15,691)	(152,678)	(62,750)
Provision for income taxes	(4,174)	(450)	(4,800)	(3,912)
Net loss including noncontrolling interests in operating subsidiaries	(117,350)	(16,141)	(157,478)	(66,662)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	1,440	(103)	(2,558)	633
Net loss attributable to Acacia Research Corporation	$(115,910)	$(16,244)	$(160,036)	$(66,029)

Net loss attributable to common stockholders - basic and diluted	$(116,039)	$(16,399)	$(160,730)	$(66,755)

Basic and diluted loss per common share	$(2.33)	$(0.34)	$(3.25)	$(1.37)

Weighted average number of shares outstanding, basic and diluted	49,749,941	48,944,914	49,505,817	48,658,088

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

GAAP net loss	$(115,910)	$(16,244)	$(160,036)	$(66,029)

Add back:
Stock compensation expense	2,460	4,093	11,048	18,115
Patent amortization expense	13,113	12,796	53,067	53,745
Impairment of patent-related intangible assets	74,731	931	74,731	3,497
Impairment of goodwill	30,149	—	30,149	—

Pro forma non-GAAP net income	$4,543	$1,576	$8,959	$9,328

Pro forma non-GAAP net income attributable to common stockholders - diluted	$4,449	$1,530	$8,682	$9,020
Pro forma non-GAAP net earnings per common share — diluted	$0.09	$0.03	$0.18	$0.18
GAAP weighted-average shares — diluted	49,776,233	49,079,030	49,543,742	48,785,441

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS(3)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$135,223	$134,466
Restricted cash	10,725	—
Short-term investments	—	58,558
Accounts receivable	33,500	20,168
Deferred income tax	210	1,161
Prepaid expenses and other current assets	4,219	4,355
Total current assets	183,877	218,708

Furniture and equipment, net of accumulated depreciation and amortization	272	500
Patents, net of accumulated amortization	162,642	286,636
Goodwill	—	30,149
Other assets	1,110	355
	$347,901	$536,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$17,347	$14,860
Accrued patent investment costs	1,000	16,700
Royalties and contingent legal fees payable	14,878	14,351
Total current liabilities	33,225	45,911

Deferred income taxes	210	1,161
Other liabilities	311	228
Total liabilities	33,746	47,300
Total stockholders’ equity	314,155	489,048
	$347,901	$536,348

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(117,350)	$(16,141)	$(157,478)	$(66,662)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	13,160	12,862	53,289	54,049
Non-cash stock compensation	2,460	4,093	11,048	18,115
Deferred income taxes	—	(205)	—	(1,736)
Impairment of patent-related intangible assets	74,731	931	74,731	3,497
Impairment of goodwill	30,149	—	30,149	—
Other	18	(4)	(109)	(28)
Changes in assets and liabilities:
Restricted cash	(4)	—	(10,725)	—
Accounts receivable	(20,743)	(7,466)	(13,332)	(13,827)
Prepaid expenses and other assets	(50)	1,435	(619)	3,154
Accounts payable and accrued expenses	(110)	(1,785)	2,570	3,718
Royalties and contingent legal fees payable	5,635	(3,426)	527	3,904

Net cash provided by (used in) operating activities	(12,104)	(9,706)	(9,949)	4,184

Cash flows from investing activities:
Purchases of property and equipment	—	(3)	(8)	(109)
Purchase of available-for-sale investments	—	(33,833)	(23,296)	(109,963)
Maturities and sales of available-for-sale investments	—	48,237	82,115	182,115
Investments in patents / patent rights	—	(18,228)	(19,504)	(42,746)

Net cash provided by (used in) investing activities	—	(3,827)	39,307	29,297

Cash flows from financing activities:
Dividends paid to shareholders	(6,343)	(6,266)	(25,434)	(25,039)
Distributions to noncontrolling interests in operating subsidiary	(4,105)	—	(4,105)	(867)
Proceeds from exercises of stock options	—	8	938	206

Net cash used in financing activities	(10,448)	(6,258)	(28,601)	(25,700)

Increase (decrease) in cash and cash equivalents	(22,552)	(19,791)	757	7,781

Cash and cash equivalents, beginning	157,775	154,257	134,466	126,685

Cash and cash equivalents, ending	$135,223	$134,466	$135,223	$134,466

Business Highlights and Recent Developments(2)

Business highlights of the fourth quarter of 2015 and recent developments include the following:

Revenues for the three months ended December 31, 2015 included fees from the following technology licensing and enforcement programs:

•	4G Wireless technology	•	Reflective and Radiant Barrier Insulation technology
•	DisplayPort and MIPI DSI technology	•	Shared Memory for Multimedia Processing technology*
•	Electronic Access Control technology	•	Speech codes used in wireless and wireline systems technology
•	Gas Modulation Control Systems technology	•	Super Resolutions Microscopy technology
•	Innovative Display technology	•	Suture Anchors technology
•	Interstitial and Pop-Up Internet Advertising technology	•	Telematics technology
•	Online Auction Guarantee technology	•	Wireless Infrastructure and User Equipment technology
_______________________
(*) Initial license fees were recorded for these licensing programs in the fourth quarter of 2015.

•
Adaptix, Inc. entered into a settlement and patent license agreement with Kyocera and its subsidiaries. The agreement resolved litigation that was pending in the United States District Court for the Northern District of California.

•
Cellular Communications Equipment LLC entered into a settlement and patent license agreement with Kyocera and its subsidiaries. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Innovative Display Technologies LLC and Delaware Display Group LLC entered into a settlement and license agreement with General Motors LLC and Valeo North America, Inc. This agreement resolved patent litigation, Civil Action No. 1:14-cv-00850, pending in the United States District Court for the District of Delaware.

•
Nexus Display Technologies LLC and Lenovo, Inc. entered into a settlement and license agreement which resolved the dispute between the parties currently pending in the United States District Court for the Eastern District of Texas, Civil Action No. 2:14-cv-00763-RWS.

•
O.S. Security LLC entered into a settlement agreement with Schlage Lock Company LLC. The agreement resolved litigation that was pending in the United States District Court for the Central District of California.

•
O.S. Security LLC entered into a settlement and license agreement with Sargent Manufacturing Company and ASSA Abloy Inc. This agreement resolved patent litigation, Civil Action No. SA CV 14-0318, pending in the United States District Court for the Central District of California.

•
O.S. Security LLC entered into a settlement and license agreement. This agreement resolved patent litigation, Civil Action No. 8:14-cv-00310, pending in the United States District Court for the Central District of California.

•
Parthenon Unified Memory Architecture LLC entered into a settlement and patent license agreement with Huawei Technologies Co., Ltd. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas asserting patent infringement by certain Huawei products.

•
Parthenon Unified Memory Architecture LLC entered into a settlement and patent license agreement with Motorola Mobility LLC. This agreement resolved patent litigation, Civil Action No. 2:14-cv-00689 pending in the United States District Court for the Eastern District of Texas.

•
Promethean Insulation Technology LLC entered into a settlement and patent license agreement with Reflectix, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

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Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH entered into a patent license agreement with LG Electronics, Inc. This agreement resolves patent litigation, Civil Action Nos. 21 O 18339/14, 21 O 814/15, 21 O 815/15, 21 O 816/15, 21 O 817/15, and 21 O 818/15, pending in the German Regional Court Munich I, and Civil Action No. 2:14-cv-1055 pending in the United States District Court for the Eastern District of Texas.

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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property investment, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, ADAPTIX, Inc., Cellular Communications Equipment LLC, Innovative Display Technologies LLC, Nexus Display Technologies LLC, O.S. Security LLC, Parthenon Unified Memory Architecture LLC, Promethean Insulation Technology LLC, Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3) The goodwill impairment charges and patent portfolio impairment charges for the three months and year ended December 31, 2015 are preliminary and subject to adjustment resulting from finalization of the underlying analysis in connection with the completion of our year end audit and the filing of our 2015 annual report on form 10-K. We currently do not expect any final adjustments to be material to the financial information contained herein. However, any modifications would be reflected as adjustments to the noncash impairment charges included in the statement of operations for the applicable 2015 periods included in our 2015 annual report on Form 10-K.